UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2019

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares ($0.01 par value)	CBB	New York Stock Exchange
Depositary Shares, each representing 1/20 interest in a Share of 6 ¾% Cumulative Convertible Preferred Stock, without par value	CBB.PB	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Maratta Employment Agreement

On May 12, 2019, the Board of Directors of the Company approved the appointment of Suzanne E. Maratta (age 37) to the position of Vice President and Corporate Controller of the Company. As Vice President and Corporate Controller, Ms. Maratta will serve as the Chief Accounting Officer for the Company responsible for the Company’s financial statements, general ledger, cost accounting, accounting research and management of the accounting department. Ms. Maratta joined the Company in 2014 in its corporate finance and accounting group as a Senior Financial Reporting Manager. Since August 2017, Ms. Maratta has served as Assistant Corporate Controller for the Company.

The Board of Directors of the Company approved a new employment agreement with Ms. Maratta (the “Maratta Employment Agreement”), with an effective date of May 12, 2019 (the “Maratta Effective Date”). Any prior agreements or understandings with respect to Ms. Maratta’s employment by the Company are cancelled as of the Maratta Effective Date; however, except as otherwise provided in Section 13 of the Maratta Employment Agreement, all stock options, restricted shares and other long-term incentive awards granted to Ms. Maratta prior to the Maratta Effective Date, benefit plans in which Ms. Maratta is eligible for participation and any Company policies to which Ms. Maratta is subject shall continue in effect in accordance with their respective terms and shall not be modified, amended or cancelled by the Maratta Employment Agreement.

Term. Pursuant to the Maratta Employment Agreement, the term of Ms. Maratta’s employment will begin on the Maratta Effective Date and end on the first anniversary of the Maratta Effective Date; provided, however, that on the first anniversary of the Maratta Effective Date and each subsequent anniversary of the Maratta Effective Date, the term of the Maratta Employment Agreement will automatically be extended for a period of one additional year, unless earlier terminated in accordance with the terms of the Maratta Employment Agreement.

Title. Pursuant to the Maratta Employment Agreement, Ms. Maratta will serve as the Vice President and Corporate Controller of the Company.

Compensation and Benefits. Pursuant to the Maratta Employment Agreement, Ms. Maratta’s initial annual base salary will be $200,000 per year. In addition to her base salary, Ms. Maratta will also be eligible to receive an annual bonus for each calendar year in which services are performed under the Maratta Employment Agreement. Each year Ms. Maratta will be given a bonus target of not less than $120,000, subject to proration for a partial year. Her bonus award will generally be subject to the terms and conditions of the Company’s annual incentive plan.

In each year during the term of the Maratta Employment Agreement, Ms. Maratta will be eligible to be considered for grants of awards under any of the Company’s long-term incentive compensation plans maintained by the Company for the benefit of certain employees.

Pursuant to the Maratta Employment Agreement, Ms. Maratta is eligible to participate in the various employee benefit plans and programs which are made available to similarly situated officers of the Company. Ms. Maratta will be reimbursed in accordance with the Company’s then current travel and expense policies for all reasonable and necessary expenses incurred by her in the course of her performance of her duties under the Maratta Employment Agreement.

Termination Events.

Disability and Death. The employment of Ms. Maratta may be terminated by either the Company or Ms. Maratta upon her inability to perform the services required by the Maratta Employment Agreement because of any physical or mental infirmity over a period of 120 consecutive working days during any 12 consecutive month period for which she receives disability benefits under any disability plans generally made available to employees. Upon such a termination event, the Company will pay Ms. Maratta her compensation (base salary, bonus or otherwise) to the date of such termination and will provide her with disability benefits and all other benefits in accordance with the provisions of the applicable disability plans and other applicable benefit plans. The employment of Ms. Maratta will be automatically terminated upon her death, and the Company will pay her estate her compensation (base salary, bonus or otherwise) to the date of her death. In each case, any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Cause. The Company may terminate the employment of Ms. Maratta immediately, upon written notice, for Cause. The Company will generally have “Cause” to terminate Ms. Maratta’s employment only if the Board determines there has been fraud, misappropriation, embezzlement or misconduct constituting serious criminal activity on her part. Upon termination for Cause, Ms. Maratta will receive her compensation to the date of termination. Any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Without Cause or Constructive Termination. In the event the Company terminates Ms. Maratta’s employment, upon written notice, for any reason other than for Cause or her death, disability or in connection with a Change in Control (which has the same meaning as previously set forth in the Cincinnati Bell Inc. 2017 Long-Term Incentive Plan) or in the event Ms. Maratta terminates her employment as a result of Constructive Termination (as defined below):

•
on a date that is within five days after the date which is six months after the date of termination, the Company will pay Ms. Maratta in a lump sum cash payment an amount equal to 1.0 times the amount of her annual base salary rate then in effect;

•
for the purposes of any outstanding stock options, outstanding restricted stock or other incentive awards, Ms. Maratta’s employment shall not be deemed to have terminated until the end of the two-year period commencing with the termination of the Maratta Employment Agreement (the “Current Term”);

•
if applicable, an amount equal to the sum of (a) any forfeitable benefits of Ms. Maratta under any nonqualified pension, profit sharing, savings or deferred compensation plan that would have vested prior to the end of the Current Term if the term of her employment had not been terminated, plus (b) any additional vested benefits which would have accrued under any nonqualified defined benefit pension plan if the term of her employment had not been terminated prior to the end of the Current Term and if Ms. Maratta’s base salary and bonus target had not increased or decreased after such termination, will be payable by the Company at the same time and in the same manner as such benefits would have been paid under such plan or plans had such benefits vested and accrued under such plan or plans at the time of the termination of her employment (the “Nonqualified Benefit”);

•
if applicable, an amount equal to the sum of (a) any forfeitable benefits of Ms. Maratta under any qualified pension, profit sharing, 401(k) or deferred compensation plan that would have vested prior to the end of the Current Term if the term of her employment had not been terminated, plus (B) any additional vested benefits which would have accrued for her under any qualified defined benefit pension plan if the term of her employment had not been terminated prior to the end of the Current Term, and if Ms. Maratta’s base salary and bonus target had not increased or decreased after such termination, will be paid by the Company from its general assets (and not under such plan or plans) in one lump sum within five days after the date which is six months after such termination of employment (the “Qualified Benefit”); and

•
for the remainder of the Current Term, the Company will continue to provide Ms. Maratta with medical, dental and vision coverage that is comparable to the medical, dental, and vision coverage provided to Ms. Maratta immediately prior to the termination of the Maratta Employment Agreement (the “Medical Benefit”) (with the cost of all such benefits shared between Ms. Maratta and the Company on a basis comparable to the cost-sharing of such benefits immediately prior to the termination of the Maratta Employment Agreement). To the extent that Ms. Maratta would have been eligible for any post-retirement medical, dental, or vision coverage from the Company if she had continued in employment through the end of the Current Term, the Company will provide such post-retirement coverage to her after the end of the Current Term (the “Post-Retirement Medical Benefit”).

For the purposes of the Maratta Employment Agreement, “Constructive Termination” will generally be deemed to have occurred if, without Ms. Maratta’s consent, (a) there is a material reduction in her authority, reporting relationship or responsibilities, (b) there is a reduction in her base salary or bonus target, or (c) Ms. Maratta is required by the Company to relocate more than 50 miles from the Greater Cincinnati, Ohio area.

Change in Control. In the event that there is both a Change in Control and within one year of such Change in Control: (a) Ms. Maratta elects to terminate her employment with the Company as a result of Constructive Termination, or (b) the Company terminates the employment of Ms. Maratta for any reason other than for Cause or her death or disability, the Maratta Employment Agreement will terminate automatically. In the event of such termination:

•
within five days after the date which is six months after the date of Ms. Maratta’s termination of employment, the Company will pay Ms. Maratta in a lump sum cash payment an amount equal to the product of multiplying (a) the sum of her annual base salary rate and her annual bonus target, in each case, as then in effect by (b) 2.0;

•
any outstanding stock option or other outstanding incentive award that is not vested and exercisable at the time of such termination will become vested and exercisable and the restrictions applicable to all outstanding restricted stock shall lapse upon termination of the Maratta Employment Agreement; and

•	Ms. Maratta will be entitled to the Nonqualified Benefit, the Qualified Benefit, the Medical Benefit, and, to the extent applicable, the Post-Retirement Medical Benefit.

Voluntary Resignation by Ms. Maratta. Ms. Maratta may resign upon 60 days’ prior written notice to the Company. In the event of such a resignation, the Company will pay Ms. Maratta her compensation (base salary, bonus or otherwise) to the date of such termination. Any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Release. As a condition precedent to Ms. Maratta’s receiving the payments described under the foregoing “Termination Events” section (other than, when applicable, any base salary or bonus the payment of which has been earned by Ms. Maratta by the date of termination of the Maratta Employment Agreement but which is still unpaid as of the date of such termination and any non-forfeitable amounts payable under any employee benefit plan), Ms. Maratta, upon request of the Company, must execute and deliver to the Company a release of claims containing customary and appropriate terms and conditions as determined in good faith by the Company.

Restrictive Covenants. Pursuant to the Maratta Employment Agreement, Ms. Maratta is subject to confidentiality and intellectual property covenants during the term of her employment and thereafter. In addition, Ms. Maratta is subject to non-competition, non-solicitation and non-interference covenants during the term of her employment and for a period of one year following the cessation of her employment for any reason.

The description of the Maratta Employment Agreement is qualified in its entirety by reference to the Maratta Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mullen Executive Role Change

In addition, on May 12, 2019 and effective immediately, Shannon M. Mullen was appointed Vice President - Customer Experience for CBTS. There were no changes in Ms. Mullen’s compensation in connection with this role change.

As Vice President - Customer Experience for CBTS, Ms. Mullen will be responsible for creating programs that improve the Company's relationship with its customers and enhance the CBTS brand. Since joining the Company in 2004, Ms. Mullen has held various finance and accounting roles in the Company. In 2016 and 2017, she served as Vice-President-Finance for the Company before being named Vice President and Corporate Controller in October 2017.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.        Exhibit Description

Exhibit 10.1	Employment Agreement between Cincinnati Bell Inc. and Suzanne E. Maratta effective May 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	May 15, 2019	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel